FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported): June 11, 1998


                    CREATIVE RECYCLING TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)


        Georgia                    0-28704            84-1122431
(State or other juris-           (Commission         (IRS Employer
diction of incorporation)        File Number)      Identification No.)

                          3500 Parkway Lane, Suite 435
                           Norcross, Georgia 30092
                  (Address of Principal Executive Offices)

               Registrant's telephone number:  (770)729-9010

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                                  FORM 8-K

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

On May 31, 1998, the Company ceased operations at its dinner theatre in Clearwater, Florida as a result of continuing operating losses at the facility. The dinner theatre operated out of space leased by a wholly owned subsidiary of the Company, Classic Restaurants International, Inc., a Florida corporation ("Florida Classic"). The dinner theatre operations were conducted by another wholly-owned subsidiary of the Company, Musicana-Clearwater, Inc., a Florida corporation ("Musicana"). Florida Classic is in default on its lease and has received a termination notice from the landlord. In addition, an accident victim with a judgment of approximately $10,000 against Musicana has garnished Musicana's bank accounts and levied on all furniture and equipment in the dinner theatre. In order to provide the Company time to locate a buyer for the dinner theatre assets and/or to conduct an orderly liquidation of its assets, the Company is planning to file a Chapter 11 petition for Florida Classic and Musicana.

Florida Classic continues to operate a dinner theatre in Boca Raton, Florida, and has no plans to sell, dispose of or cease operations at that facility at this time.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

          The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the Registrant sold by the Registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

          A.   Title and Amount of Securities Sold and Date of the
Transactions.

               On June 11, 1998, the Registrant sold 2,000 units for $1.50 per unit, each unit consisting of one share of Class A Common Stock and one Series A Warrant.

               On June 19, 1998, the Registrant sold 12,020 units for $1.50 per unit, each unit consisting of one share of Class A Common Stock and one Series A Warrant.

          B.   Name of Placement Agent and Description of Offerees

               The Placement Agent was Brown & Lampe, Vienna, Austria. The units were offered to non-U.S. persons by Brown & Lampe.

          C.   Consideration Received

               Total consideration paid with respect to the sale on June 11, 1998 was $3,000 ($1.50 per unit), an underwriting commission of $1,000 was paid, with Registrant receiving net funds of $2,000.

               Total consideration paid with respect to the sale on June 19, 1998 was $18,030 ($1.50 per unit), an underwriting commission of $6,010 was paid, with Registrant receiving net funds of $12,020.

          D. Exemption from Registration Claimed

              The securities were only offered to Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o). Each purchaser has executed a Subscription Agreement in which the purchaser represents that he/she is a non-U.S. person and is otherwise eligible to purchase securities in accordance with the exemption provided by Regulation S under the Securities Act of 1933.

          E.  Description of Convertible Securities

              Each Series A Warrant is convertible into one share of Class A Common Stock at an exercise price of $3.50 per share on or before December 31, 2003.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CREATIVE RECYCLING TECHNOLOGIES, INC.

Date: 7/13/98                  By:  /s/ James R. Shaw
                                   _____________________________
                                   James R. Shaw, President